Name
Address
Address


                 PRINCIPAL TAX-EXEMPT CASH MANAGEMENT FUND, INC.

                           Des Moines, Iowa 50392-0200
                                 (800) 944-8454
                                  ------------

                   PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS
                                  April 7, 1999

         This proxy is solicited on behalf of the Board of Directors of the Fund. The undersigned shareholder appoints Arthur S. Filean, Ernest H. Gillum and Michael J. Beer, and each of them separately, Proxies, with power of substitution, and authorizes them to represent and to vote as designated on this ballot, at the meeting of shareholders of the Fund to be held April 7, 1999 at 2:00 p.m., CDT, and at any adjournments thereof, all the shares of the Fund that the undersigned shareholder would be entitled to vote if personally present.

         Check the appropriate box below on this ballot, date and sign exactly as your name appears. Your signature acknowledges receipt of Notice of the Special Meeting of Shareholders and Prospectus/Proxy Statement dated March 1, 1999. Shares will be voted as you instruct. If no direction is made, the proxy will be voted FOR the proposal listed below. In their discretion the Proxies will also be authorized to vote upon such other matters that may properly come before the meeting.

     NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS BALLOT. PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY BALLOT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If shares are held jointly, either party may sign. If executed by a corporation, an authorized officer must sign. Executors, administrators and trustees should so indicate when signing. As an alternative to mailing, you may fax a copy of your proxy ballot to (515)235-9235 (this is not a toll-free number) or you may call toll-free (800)944-8454.

     The Board of Directors recommends that shareholders vote FOR the following proposal. Please make your choice below in blue or black ink. Example: {X} Sign the proxy ballot and return it as soon as possible in the enclosed envelope.


         Name                                   Account#
         Name                                   Shares:
         Address
         Address



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         1. Approval of the Agreement and Plan of  Acquisition  among  Principal
Tax-Exempt Cash Management Fund, Inc., Principal Cash Management Fund, Inc. and Principal Management Corporation, and the transaction contemplated thereby, pursuant to which the Cash Management Fund would acquire all the assets and assume all the liabilities of the Tax-Exempt Fund and issue in exchange shares of its Class A commmon stock, and the Tax-Exempt Fund would distribute those shares to its shareholders and then dissolve.


FOR  [  ]                 AGAINST  [  ]              ABSTAIN  [  ]



-----------------     ---------------------------      -----------------, 1999
Signature             Signature (if held jointly)           Date



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